UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

Karen Seaberg Laidacker M. Seaberg Cloud L. Cray, Jr. Cray Family Management LLC Cray MGP Holdings LP John P. Bridendall M. Jeannine Strandjord
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 21, 2013, Karen Seaberg, Laidacker M. Seaberg, Cloud L. Cray, Jr., Cray Family Management LLC, Cray MGP Holdings LP, John P. Bridendall and M. Jeannine Strandjord (the “Participants”), who are soliciting proxies for the MGP Ingredients, Inc. (the “Company”) 2013 Annual Meeting of Stockholders, and any adjournments, postponements, continuations or rescheduling thereof (the “2013 Annual Meeting”), issued the attached advertisement.

ON JULY 10, 2013, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2013 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE FIRST SENT TO HOLDERS OF THE COMPANY’S COMMON STOCK AND PREFERRED STOCK ON OR ABOUT JULY 12, 2013.

ISS ANALYSIS ON THE MGPI PROXY BATTLE Institutional Shareholder Services (“ISS”), a leading proxy advisory firm, has issued its analysis of the proxy contest for the 2013 Annual Meeting of Stockholders of MGP Ingredients. ISS recommends that stockholders vote ONLY the GOLD proxy card FOR Cray Group nominees, John Bridendall and Cloud L. “Bud” Cray, and AGAINST the Executive Compensation proposal ISS Recommends Replacing John Speirs with Cray Group Nominee, John Bridendall ISS recommended that the Company’s stockholders vote in favor of the Cray Group nominees, John P. Bridendall and Bud Cray. In support of its conclusion that the Cray Group “had made a compelling case for change,” ISS stated the following: “Over the 3-year period – the period in which management indicates its transformation began – MGPI lost 19.8% of value, compare to gains of 67.5% and 59.6% for the peer group and Russell 2000 index respectively. Over the 5-year period – the period that captures the Chairman’s (2004) and CEO (2008) entire tenures – MGPI lost 37.9% of value, as compared to gains of 13.9% and 45.5% for the peer group and index, respectively. The sustained poor performance [of MGP] clearly gives merit to the [Cray Group’s] claims, namely, that the CEO and board have failed to improve shareholder value over an adequate time period.” “Given the persistent poor performance and the long tenure of the Chairman (since 2004), who, by his own account, has played a key role in designing and implementing the Company’s strategic plan, the change on the board the [Cray Group] is seeking appears justified.” “It is notable that the overwhelming majority of the Cray Family’s economic interest is tied to its common stock holdings and not linked to its preferred stock ownership. Therefore, in this respect, the family appears aligned with the interest of other common shareholders. Moreover, the [Cray Group’s] key critique – that failed board stewardship since 2008 has resulted in a lack of accountability to shareholders and that the board and CEO have failed on their mandate to implement and execute on a strategy to increase shareholder return and improve operating results in a timely manner – appears to have merit. Balancing these countervailing issues, we conclude the dissident has made a compelling case for change.” “The [Cray Group] has made a compelling case that there is need for additional board oversight at MGP Ingredients. Given that the [Cray Group] and management are in general agreement about [MGP’s] strategy, the central focus at [MGP] is, rather, on the slowness and apparent inability of the board and management team to execute and increase shareholder value since 2008, the date that the board appointed a new CEO and changed the company’s strategic direction.” “Against this backdrop, and given the persistent poor performance and actions that have yet to resonate with shareholders, the board could benefit from the skills and experience of John Bridendall and the continuing presence and knowledge of Cloud Cray Jr. who, we note is supported by both the dissident and management.” “Bridendall brings extensive industry experience, particularly in his knowledge of the distilled spirits industry, and has expertise in strategic planning, branding strategy, managing organic growth and external growth through his experience in mergers and acquisitions. Bridendall also brings his training and experience in finance and accounting. The addition of Bridendall to the board is likely to add a fresh perspective to board deliberations and its decision-making.” ISS Recommends Against Executive Compensation Proposal ISS recommended that shareholders vote AGAINST the advisory vote on compensation of executive officers (“Say-On-Pay”). ISS warned that the recent actions of management to implement golden parachute benefits for executives, which are not linked to performance, and are designed to be triggered by a change in board composition “raise concerns about [MGP’s] compensation program.” ISS underscored that such self-serving changes “were implemented in the midst of the current proxy contest and following a sustained period of underperformance by [MGP ISS also noted that: Changes to the bonus and stock incentive programs also increase the possibility of “pay for failure” scenarios, while potentially raising the cost to shareholders of implementing management change that may be deemed needed. Although the ISS did not recommend for a few of our proposed governance changes, we feel that their overall analysis is in direct agreement with the Cray Group’s ongoing concern for MGP’s shareholders, its employees, the cities where plants are located and our other constituents. Bud Cray, Ladd and Karen Seaberg, and the entire Cray Family wish to thank the citizens and MGP shareholders in the Atchison Area for their continued support during this difficult time. We value the creative and talented employees who work in the Atchison plant, as well as those who work in Lawrenceburg, IN and Pekin, IL. We look forward to a strong and vibrant MGPI. VOTE ONLY THE GOLD PROXY CARD If you have voted the white card for any reason, you MUST vote another Gold card in order for your vote to count for the Cray Group nominees and proposals. The last proxy card you vote will be the only one that counts when the votes are tallied. NOTICE TO INVESTORS SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED JULY 10, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE CRAY GROUP FROM THE STOCKHOLDERS OF MGP INGREDIENTS, INC. FOR USE AT ITS 2013 ANNUAL MEETING OF STOCKHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF MGP INGREDIENTS, INC. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED JULY 10, 2013.